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Exhibit 4.1

                      Specimen of Common Stock Certificate


            COMMON                                    COMMON
       PAR VALUE $.0001                          PAR VALUE $.0001

THIS CERTIFICATE IS TRANSFERABLE IN              CUSIP 529043 10 1
 THE CITIES OF DENVER OR NEW YORK

SEE RESTRICTIVE LEGEND ON REVERSE       SEE REVERSE FOR CERTAIN DEFINITIONS


                      LEXINGTON CORPORATE PROPERTIES TRUST


This certifies that





is the record holder of
           FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

Lexington Corporate Properties Trust transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



                                          COUNTERSIGNED AND REGISTERED:
                                            CHASEMELLON SHAREHOLDER SERVICES
                                                TRANSFER AGENT AND REGISTRAR

      PRESIDENT                             BY

                        SECRETARY                   AUTHORIZED SIGNATURE